INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENT


         We consent to the use in the Registration Statement of Applied Computer Technology, Inc. on Form SB-2 of our report dated April 25, 1996 relating to the financial statements of Applied Computer Technology, Inc. as of December 31, 1995 and for the year then ended.





                                            Brock and Company, CPA's, P.C.


Fort Collins, Colorado
February 12, 1998